                                                     EXHIBIT 11

                                         INTEGRATED DEVICE TECHNOLOGY, INC.
                                          COMPUTATION OF EARNINGS PER SHARE
                                      (In thousands, except per share amounts)
                                                     (Unaudited)
                                                        Three Months    Three Months     Six Months     Six Months
                                                            Ended           Ended          Ended           Ended
                                                        September 28,   September 29,  September 28,   September 29,
                                                            1997            1996            1997           1996
                                                       ---------------------------------------------------------------
Primary:

Weighted average shares outstanding                         80,010          77,898           79,889          77,797

Net effect of dilutive stock options                         3,659            --              3,523            --

                                                            -------------------------------------------------------
Total shares                                                83,669          77,898           83,412          77,797
                                                            =======================================================
                                                            -------------------------------------------------------
Net income (loss)                                            2,601         (10,334)           4,492          (1,465)
                                                            =======================================================
                                                            -------------------------------------------------------
Net income (loss) per share                                    .03            (.13)             .05            (.02)
                                                            =======================================================

Fully Diluted:

Weighted average shares outstanding                         80,010          77,898           79,889          77,797

Net effect of dilutive stock options                         4,100            --              4,018            --

"If Converted" conversion of convertible                      --              --               --              --
subordinated notes (See Note 1)

                                                            -------------------------------------------------------
Total shares                                                84,110          77,898           83,907          77,797
                                                            =======================================================


Net income (loss)                                            2,601         (10,334)           4,492          (1,465)

Add:
Convertible subordinated notes interest, net of               --              --               --              --
taxes
Expenses attributable to convertible notes issue              --              --               --              --

                                                            -------------------------------------------------------
Adjusted net income (loss)                                   2,601         (10,334)           4,492          (1,465)
                                                            =======================================================
                                                            -------------------------------------------------------
Net income (loss) per share                                    .03            (.13)             .05            (.02)
                                                            =======================================================

Note 1 The effects of the potential conversion of the 5.5% Convertible Subordinated Notes have not been included in the fully diluted EPS calculations for both the second quarters and the first six months of fiscal 1998 and fiscal 1997 because they are anti-dilutive.

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